UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2005

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

IOWA	001-31911	42-1447959
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5000 Westown Parkway, Suite 440, West Des Moines, Iowa		50266
(Address of Principal Executive Offices)		(Zip Code)

(515) 221-0002
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 14, 2005, American Equity Investment Life Holding Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., as representative of the several underwriters (collectively, the “Underwriters”). The Underwriting Agreement provides for the sale of 13,000,000 shares of the Company’s common stock to the Underwriters at $11.60 per share.  In addition, the Company has granted the Underwriters an option to purchase an additional 1,950,000 shares of common stock to cover over-allotments.  These shares are being offered and sold under a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended, in connection with an offering pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-129694).

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits:

1.1                                 Underwriting Agreement dated December 14, 2005, between American Equity Investment Life Holding Company and Raymond James & Associates, Inc., as representative of the several underwriters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2005

AMERICAN EQUITY INVESTMENT
LIFE HOLDING COMPANY

By:	/s/ Wendy L. Carlson
Wendy L. Carlson
Chief Financial Officer
and General Counsel

EXHIBIT INDEX

Exhibit Number

1.1	Underwriting Agreement dated December 14, 2005, between American Equity Investment Life Holding Company and Raymond James & Associates, Inc., as representative of the several underwriters.